UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2012

EQUITY ONE, INC.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

1600 NE Miami Gardens Drive North Miami Beach, Florida	33179
(Address of principal executive offices)	(Zip Code)

(305) 947-1664

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 14, 2012, Equity One, Inc., a Maryland corporation (the “Company”), held its 2012 annual meeting of stockholders. The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

Proposal 1.	Election of directors, each to hold office until the Company’s 2013 annual meeting of stockholders and until his or her successor has been duly elected and qualifies.

Name	For	Withheld	Broker Non-Votes

James S. Cassel	100,193,880	281,240	5,981,345

Cynthia R. Cohen	96,938,623	3,536,497	5,981,345

David Fischel	100,181,809	293,311	5,981,345

Neil Flanzraich	100,182,849	292,271	5,981,345

Nathan Hetz	76,366,925	24,108,195	5,981,345

Chaim Katzman	76,436,518	24,038,602	5,981,345

Peter Linneman	100,098,161	376,959	5,981,345

Jeffrey S. Olson	100,080,880	394,240	5,981,345

Dori Segal	80,142,941	20,332,179	5,981,345

Proposal 2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the 2012 fiscal year.

For	Against	Abstained	Broker Non-Votes
106,220,637	202,675	33,153	0

Proposal 3.	Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstained	Broker Non-Votes
96,419,726	3,998,053	57,341	5,981,345

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY ONE, INC.

Date: May 17, 2012	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President, General Counsel and Secretary